KVH INDUSTRIES, INC.


                            NOTICE OF SPECIAL MEETING
                                 OF STOCKHOLDERS

                     to be held on __________________, 2001

                                       and


                                 PROXY STATEMENT














                                    IMPORTANT
                      Please mark, sign and date your proxy
                and promptly return it in the enclosed envelope.

[OBJECT OMITTED]


KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842





December ___, 2000





Dear Stockholder:

You are cordially invited to attend A Special Meeting of Stockholders of KVH Industries, Inc. Our meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on ___________, __________ ___, 2001, beginning at 11:00 a.m. local time.

The "Notice of Special Meeting of Stockholders" included with this letter (please see Page 1) describes the proposal for your action.

Please read these materials so that you will have important information about the company and know what we plan to act on at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope so that your shares will be represented and voted at the meeting. If you attend the meeting, you may vote in person. As a stockholder, your vote is important and we encourage you to return your proxy promptly.

Thank  you  for  your  cooperation,   continued  support  and  interest  in  KVH
Industries, Inc.




Martin Kits van Heyningen
President and Chief Executive Officer

                                Table of Contents


                                                                       Page
Notice of Meeting                                                       1
     Record Date                                                        1
     Attendance at Meeting                                              1
     Voting                                                             1

Proxy Statement                                                         2

Discussion of Proposals                                                 2
     Proposal 1 - Amendment of Certificate of Incorporation             2

Other Information                                                       3
     Solicitation                                                       3
     Shareholder Proposals                                              3
     Available Information                                              3

3
15/59503.1
                              KVH Industries, Inc.

                    Notice of Special Meeting of Stockholders
                           To be Held January ?, 2001


A Special Meeting of Stockholders of KVH Industries, Inc. will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on _______________, ___________ ___, 2001, beginning at 11:00 a.m.
local time for the following purposes:

     1. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 20,000,000 shares from 11,000,000; and

     2.  To transact any other business as properly may come before the meeting.


Record Date

Our Board of Directors has fixed the close of business on December ___, 2000, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available at our headquarters in Middletown, RI, during business hours for ten days prior to the meeting.

Voting

Each share of KVH common stock you own entitles you to one vote. As of November 30, 2000, there were 7,706,621 shares of KVH common stock outstanding.

How you can vote your shares:
o Come to the Special Meeting and cast your vote.
o Sign and return the enclosed proxy card. The individuals named on the card will act as your proxy and vote your shares in the manner you indicate.
o You may revoke a submitted proxy before it has been exercised by: - notifying the KVH's Secretary in writing; - submitting another proxy that is properly signed and later dated; or - voting in person at the meeting.


By Order of the Board of Directors,



Robert Kits van Heyningen
Secretary

Middletown, Rhode Island
December ___, 2000

                              KVH Industries, Inc.
                              50 Enterprise Center
                         Middletown, Rhode Island 02842
                                 (401) 847-3327

                                 PROXY STATEMENT

     Our Board of Directors is soliciting proxies to be used at the ___________ ___, 2001, special meeting of stockholders. This proxy statement and proxy card are being mailed to stockholders beginning December ___, 2000.

     A majority of the votes that could be cast at the meeting, either in person or represented by proxy, is required to approve any proposals. Abstentions and broker non-votes on any particular proposals will be counted as shares present at the meeting for purposes of determining if a quorum exists. Votes will be tabulated by our transfer agent, Boston EquiServe.


                             DISCUSSION OF PROPOSALS

Proposal 1 - Amendment of Our Restated Certificate of Incorporation

     On December ___, 2000, our Board of Directors approved an amendment to our restated certificate of incorporation to increase the number of shares of authorized common stock to 20,000,000 shares from 11,000,000. Of the 11,000,000 currently authorized shares of common stock, as of November 30, 2000, 7,706,621 were issued and outstanding. Of the remaining 3,293,379 authorized shares of common stock, 1,618,586 were reserved for issuance in connection with our 1995 Incentive Stock Option Plan, our 1996 Incentive and Non-qualified Stock Option Plan and our 1996 Employee Stock Purchase Plan.

     Our Board of Directors believes that the proposed increase in authorized shares of common stock is desirable to enhance our flexibility in connection with possible future actions, such as stock splits, stock dividends, corporate mergers and acquisitions, financings, acquisitions of property, use in employee benefit plans, or other corporate purposes. Our Board of Directors will determine whether, when, and on what terms we should issue shares of common stock in connection with any of the foregoing purposes.

     In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will count abstentions but not broker non-votes when we tabulate votes cast.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

     We are subject to restrictions on our ability to issue additional shares of common stock in some situations. The Nasdaq Stock Market requires that we obtain stockholder approval before we issue common stock in certain circumstances, including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding. There are many other situations, however, where our Board of Directors can issue shares of common stock without seeking the approval of our stockholders. The issuance of additional shares of common stock, other than in connection with a stock split, could have a dilutive effect on the stock ownership of current stockholders. Stockholders do not have pre-emptive rights to purchase any such common stock. Additionally, the issuance of shares in certain instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of our stock or the removal of our incumbent management. Our Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure, nor are we aware of any proposed or contemplated takeover transactions.

     Other than increasing the authorized shares of common stock to 20,000,000 shares from 11,000,000, the proposed amendment in no way changes our restated certificate of incorporation. Our Board of Directors has adopted resolutions setting forth the proposed amendment to our restated certificate of incorporation , declaring its advisability and directing that the proposed amendment be submitted to our stockholders for their approval at a meeting. If adopted by the stockholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

                                OTHER INFORMATION

     Our Board does not intend to present to special meeting any business other than the proposal listed in this proxy statement. At the time this proxy was mailed, the Board of Directors was not aware of any other business which may be presented for action at the meeting. If any other business should be presented, those present at the meeting can vote shares that they own or represent by proxy at their discretion.


Solicitation

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of KVH. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by KVH.


Available Information

     For up-to-date information such as SEC filings, press releases, conference calls and product information, please visit our web site:

         www.kvh.com

     To receive printed materials, be added to the Company's distribution list or make specific inquiries, please direct calls, faxes, letters and e-mail to:

         Corporate Communications
         KVH Industries, Inc.
         50 Enterprise Center
         Middletown, RI  02842
         Phone:  401-847-3327
         Fax:  401-849-0045
         dforsyth@kvh.com


     You may contact our transfer agent at:

         State Street Bank & Trust Company
         c/o EquiServe
         P.O. Box 8200
         Boston, MA  02266-8200
         800-426-5523

     Our independent accountants are:

         KPMG LLP
         600 Fleet Center
         Providence, RI  02903

KVH Industries, Inc., is traded on the NASDAQ Stock Market under the symbol KVHI



                              KVH Industries, Inc.
                              50 Enterprise Center
                              Middletown, RI 02842

                               Phone: 401-847-3327
                                Fax: 401-849-0045
                                   www.kvh.com

Tinley Park, Illinois (USA)                             Hoersholm, Denmark
--------------------------------                     ------------------------

            KVH(R) is a registered trademark of KVH Industries, Inc.